                                                                  EXHIBIT 10.8

                                   SUBLEASE
                                   --------

          THIS SUBLEASE (this "Sublease") is made and entered into as of the 5th day of May, 1999, by and between RADER COMPANIES, a Division of Beloit Corporation, a Delaware corporation (hereinafter called "Sublandlord"), and PLANET Rx, a Delaware corporation (hereinafter called "Subtenant");

                                  WITNESSETH:
                                  -----------

          WHEREAS, by that certain Lease dated July 10, 1998, as amended by that certain First Lease Amendment dated as of September 2, 1998 and as further amended by that certain Second Amendment to Lease dated as of October 14, 1998, copies of which are attached hereto as Exhibit A and by this reference made a part hereof (hereinafter called the "Prime Lease"), Belz Devco, L.P., a Tennessee limited partnership (hereinafter, together with its successors and assigns, called "Landlord"), leased to Sublandlord approximately 10,000 square feet on the ground floor (Suite 115) in the building located at 6399 Shelby View Drive, in Memphis Tennessee (hereinafter called the "Building"), for a term commencing on September 17,1998 and ending on September 30, 2003; and

          WHEREAS, subject to the consent of Landlord, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, that portion of the premises subject to the Prime Lease (hereinafter called the "Premises") containing approximated 10,000 rentable square feet and depicted on Exhibit B attached hereto and made a part hereof, all upon the terms and subject to the conditions and provisions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

          1.   Demise; Use.  Sublandlord hereby leases to Subtenant and
               -----------
Subtenant hereby leases from Sublandlord the Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used and occupied by Subtenant solely for the purpose of office space including, but not limited to, a computer center, and for no other purpose.

          2.   Term.  The term of this Sublease shall commence (the
               ----
"Commencement Date") on the later to occur of (a) May 3, 1999 and (b) the date upon which Sublandlord delivers possession of the Premises to Subtenant (subject to Paragraph 7) and, unless sooner terminated pursuant to the provision hereof, shall terminate on the earlier of September 29, 2003 and the prior termination of the term of the Prime Lease

          3.   Base Rental.
               -----------

               (a) Subtenant shall pay directly to Landlord base rental (hereinafter called "Base Rental") for the Premises as follows:

                                 Annual Base                     Annual Base Rental
Time                             Rental Rate Per                 (based on 10,000             Monthly
Period                           Rentable Square Foot            Rentable Square Feet)        Installments
------                           --------------------            ---------------------        ------------
Commencement Date --             $7.71                           $77,100.00                   $6,425.00
September 29, 2003

Annual Base Rental shall be due and payable in twelve (12) equal installments. Each such installment shall be due and payable in advance on or before the first day of each calendar month of the term hereof, and confirmation of payment she be sent to Sublandlord. If the term of this Sublease commences on a day other than the first day of a month or ends on a day other than the last day of a month, Base Rental for such month shall be prorated; prorated Base Rental for any such partial first month of the term hereof shall be paid on the date on which the term commences.

          (b) All Base Rental and Additional Charges (as defined in the Prime Lease) shall be paid without setoff or deduction whatsoever and shall be sent to Landlord at P.O. Box 3661, Memphis, Tennessee 38173-3661, Attn: Accounts Receivable Department, or at such other place as Landlord may designate by notice to Subtenant.

     4.   Additional Charges; Payments; Interest.
          --------------------------------------

          (a) Subtenant shall also pay to Landlord all other amounts payable by Sublandlord under the Prime Lease including, without limitation, the Additional Charges, which are attributable to the Premises or attributable to Subtenant, its agents, employees, customers or invitees. By way of example and not by way of limitation, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by an employee of Subtenant, increased insurance premiums due as a result of Subtenant's use of the Premises, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would be amounts payable by Subtenant pursuant to this Subsection 4(a). Sublandlord represents that it is currently paying $966.67 per month for Sublandlord's Proportionate Share of Additional Charges (as such terms are defined in the Prime Lease). Subtenant shall pay such Additional Charges to Landlord as and when due under the Prime Lease.

          (b) Each amount due to pursuant to Subsection 4(a) above and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable on the fifth day following the date on which Landlord or Sublandlord has given notice to Subtenant of the amount thereof, but in no event later than the date on which any such amount is due and payable under the Prime Lease.

          (c) If Landlord assesses any late payment charges or other penalties pursuant to the terms and provisions of the Prime Lease because of Subtenant's failure to pay all amounts due to Landlord as and when due, Subtenant shall pay Landlord for all such amounts.

          (d) If Sublandlord pays any amounts due under the Prime Lease to Landlord on Subtenant's behalf, such amounts shall bear interest from the date paid by Sublandlord until the date Sublandlord is reimbursed for such amounts by Subtenant at the rate per annum equal to two percent (2%) in excess of the Prime Rate (as hereinafter defined) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. For the purposes of this Sublease, the term "Prime Rate" shall mean the rate of interest announced from time to time by Citibank as its prime or corporate base rate.

          (e) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.

     5.   Condition of Premises and Construction of Improvements.
          ------------------------------------------------------

          (a) Subtenant shall accept the Premises in its "as is" condition. No promise of Sublandlord to alter, remodel or improve the Premises, except as may be expressly provided herein, and no representation respecting the condition of the Premises or the Building have been made by Sublandlord to Subtenant. Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Subtenant's right to possession, Subtenant shall surrender the Premises in at least as good condition as at the completion of the work which Subtenant will perform pursuant to Section 5(b) below, ordinary wear and tear excepted, and damage by casualty or condemnation excepted.

          (b) Subtenant shall, at its sole cost and expense, cause the completion of any improvements Subtenant deems necessary or desirable in the Premises. All such work shall, to the extent required by the terms of the Prime Lease, be done only upon the prior written consent of Landlord and in accordance with and subject to the terms and provisions of the Prime Lease and any additional requirements imposed by Landlord. Subtenant hereby agrees to name Landlord and Sublandlord as additional named insureds on any insurance policies Subtenant procures in connection with any work Subtenant desires to cause to be performed within the Premises.

     6.   The Prime Lease.
          ---------------

          (a) Sublandlord does hereby represent, warrant and agree to and with Subtenant that:

               (i) the Prime Lease is valid, subsisting, arid in full force and effect;

               (ii) rental payments under the Prime Lease have been paid in full through and including April 30, 1999;

               (iii) the Prime Lease has not been altered, amended or modified in any manner or respect whatsoever, except as specified in the Recitals herein;

               (iv) Sublandlord's interest in the Prime Lease is free and clear of all liens, restrictions, security interest, and other encumbrances of any kind or nature whatsoever,

               (v) There are no claims or threatened claims outstanding against Sublandlord that arose in connection with the use of the Premises by Sublandlord, its employees, or agents and neither Sublandlord nor any of its employees or agents has taken any action or made any omission that would give rise to any such claim; and

               (vi) To the best of Subtenant's knowledge, no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default or event of default trader the Lease.

          (b) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease except any provisions in the Prime Lease alarming or purporting to allow Sublandlord any rent concessions or abatements or construction allowances.

          (c)  Without limitation of the foregoing:

               (i) Without Sublandlord's prior written consent which shall not be unreasonably withheld or delayed, Subtenant shall not make any changes, alterations or additions in or to the Premises except as otherwise expressly provided herein;

               (ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

               (iii) All rights given to Landlord and its agents and representatives by the Prime Lease to enter the premises covered by the Prime Lease shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises;

               (iv) Sublandlord shall also have all other rights, and all privileged, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease;

               (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance shall name as additional insureds the Landlord arid Sublandlord and their respective offices, directors or partners, as the case may be; and

               (vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.

          (d) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

               (i) Without Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Subtenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, or permit the use of the Premises or any part thereof by any persons other than Sublandlord and Sublandlord's employees (pursuant to Paragraph 7 herein) and Subtenant and Subtenant's employees, or sublet the Premises or any part thereof;

               (ii) Base Rental, Additional Charges and other payments hereunder shall not abate by reason of any damage to or destruction of the Premises, the premises subject to the Prime Lease, or the Building or any part thereof, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Premises on account of such event;

               (iii) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

               (iv) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control.

          (e) It is expressly understood and agreed that Sublandlord does not assume and shall not have any often obligates or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, serve, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor she rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

          (f) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Sections 11 and 12 hereof in favor of Landlord, and then only to the extent of the same.

     7.   Tenancy by Sublandlord.  Sublandlord and Subtenant acknowledge that
          ----------------------
Sublandlord will remain in possession of a portion of the Premises for approximately, but no more than, two (2) months. Sublandlord will surrender possession no later than June 30, 1999. Subtenant hereby consents to this occupancy and agrees that it shall not relieve Subtenant of any of its obligations under this Sublease. Sublandlord and Subtenant agree that Sublandlord is delivering possession of the Premises prior to completion to Subtenant's remodel of the Premises to facilitate Subtenant's need for space and to allow Sublandlord a transition period for consolidating its operations. Sublandlord will surrender possession of portions of the Premises as work by Subtenant progresses. Subtenant shall perform its work to the greatest extent possible by starting in one portion of the Premises and moving to others as its work is completed. Subtenant shall move Sublandlord's furniture, fixtures and equipment into portions of the Premises as designed by Sublandlord in a careful manner consistent with Sublandlord's reasonable requests as Subtenant's construction progresses. Subtenant and Sublandlord shall coordinate in good faith Subtenant's construction activities and Sublandlord's surrender to accommodate Subtenant's construction schedule and the orderly move of Sublandlord's furniture, fixtures and equipment from the Premises. Sublandlord shall have the exclusive use of 12 offices for the period from Commencement Date through June 30, 1999.

  8.        Default by Subtenant.
            --------------------

            (a)   Upon the happening of any of the following:

                  (i) Subtenant fails to pay any Base Rent within five (5) days after the date it is due;

                  (ii) Subtenant fails to pay any other amount due from Subtenant hereunder and such failure continues for five
                         (5) days after notice thereof from Sublandlord to Subtenant;

                  (iii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for fifteen (15) days after notice thereof from Sublandlord to Subtenant; or

                  (iv) any other event occurs which involves Subtenant or the Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the premises covered by the Prime Lease;

shall be deemed to be in detach hereunder, and Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder.

          (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith, shall be additional rent hereunder.

     9.   Nonwaiver.  Failure of Sublandlord to declare any default up or
          ---------
taking in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.

     10.  Cumulative Rights and Remedies.  All rights and remedies of
          ------------------------------
Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

     11.  Waiver of Claims and Indemnity.
          ------------------------------

          (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Building, the premises subject to the Prime Lease, or the Premises by Subtenant other than by reason of gross negligence or willful misconduct and except in any case which would render this release and waiver void under law.

          (b) Except for the negligence or intentional misconduct of Sublandlord, its agents or employees, Subtenant shall indemnify and save Sublandlord free and harmless from and against all liability, claims, demands, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, for injury or damage by Subtenant to any person(s), firm(s), corporation(s) or property occurring on or about the Premises or arising from a breach of the Sublease, or arising out of any accident or any other occurrence on the Premises or due directly or indirectly to the use of said Premises or any part thereof by Subtenant, its agents, subtenants or assignees. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

          (c) Except for the negligence or intentional misconduct of Subtenant, as agent or employees, Sublandlord shall indemnify and hold harmless Subtenant from all liability for injury or damage to any person(s) or property occurring on or about the Common Areas or arising out of any accident in the Common Areas and from any loss, claim, liability or expense resulting from any breach of a representation or warranty of Sublandlord (including all costs, expenses and reasonable attorneys' fees incurred by Tenant in defense of any such claims).

     12.  Waiver of Subrogation.  Anything in this Sublease to the contrary
          ---------------------
notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, for any loss or damage that may occur to the Premises or the premises covered by the Prime Lease, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law.

     13.  Brokerage Commissions.  Each party hereby represents and warrants to
          ---------------------
the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

     14.  Succession and Assigns.  This Sublease shall be binding upon and
          ----------------------
inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. The provisions of Subsection 6(f) and Sections 11 and 12 hereof shall inure to the benefit of the successors and assigns of Landlord.

     15.  Entire Agreement.  This Sublease contains al the terms, covenants,
          ----------------
conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

     16.  Notices.
          -------

          (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall as soon thereafter as possible, but in any event within twenty-four (24) hours, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

          (b) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

               if to Sublandlord:  Rader Companies
                                   6005 N.E. 82nd
                                   Portland, Oregon 97220
                                   Attention: Garvin Phney

               if to Subtenant:    Planet Rx
                                   6399 Shelby View Drive, Suite 111
                                   Memphis, Tennessee 38134
                                   Attention: John McAlpin

Notices and demands shall be deemed to have been given two (2) days after mailing, if mailed, or, if made by personal delivery or by overnight air courier service, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party.

     17.  Authority of Subtenant, etc.  Subtenant represents and warrants to
          ---------------------------
Sublandlord that this Sublease has been duly authorized, executed and delivered by and on behalf of Subtenant and constitutes the valid, enforceable and binding agreement of Subtenant and of each party constituting Subtenant, each of whom shall be jointly and severally liable hereunder in accordance with the terms hereof.

     18.  Security Deposit.  Subtenant has deposited with Sublandlord Six
          ----------------
Thousand Four Hundred Twenty-Five and no/100 Dollars ($6,425.00) as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of rent, Sublandlord may use, apply or retain all or any part of said security deposit for the payment of any rent and any other sum in default, or for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. If any portion of said security deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. Except to the extent required by law, Sublandlord shall not be required to keep said security deposit separate from as general funds, and Subtenant shall not be entitled to interest on any security deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, said security deposit or any balance thereof shall be returned to Subtenant (or, at Sublandlord's option, to the last assignee of Subtenant's interest hereunder) within thirty (30) days after the expiration of the term and Subtenant's vacation of the Premises. Nothing herein shall be construed to limit the amount of damages recoverable by Sublandlord or any other remedy to the security deposit.

     19.  Consent of Landlord.  The obligations of Sublandlord and Subtenant
          -------------------
under this Sublease are conditioned and contingent upon the Landlord consenting hereto by executing and delivering a counterpart of this Sublease. In the event Landlord's consent is not obtained within ten (10) days after the date hereof, as evidenced by its execution and delivery of this Sublease, this Sublease shall automatically terminate and become null and void, and neither Sublandlord nor Subtenant shall have any further obligations or liability hereunder or to each other with respect to the Premises. Landlord's consent hereto does not alter, modify or amend in any way the terms of the Prime Lease. Sublandlord acknowledges that this Sublease does not relieve Sublandlord of its obligations, covenantsand duties under the Prime Lease.

     20.  Examination.  Submission of this instrument for examination or
          -----------
signature by Subtenant does not constitute a reservation of or option for the Premises or in any manner bind Sublandlord, and no lease, sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the consent of Landlord is obtained as described in Section 19 above; provided, however, that the execution and deliver, by Subtenant of this Sublease to Sublandlord shall constitute an irrevocable offer by Subtenant to sublease the Premises on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

     IN WITNESS WHEREOF, Sublandlord and Subtenant hew executed this Sublease as of the date aforesaid.

                                 SUBLANDLORD:

                                 RADER COMPANIES, a Division of Beloit
                                 Corporation, a Delaware corporation

ATTEST:



By:___________________________     By:________________________________

    Its:______________________          Its:__________________________

                                   SUBTENANT:

                                   PLANET Rx, a Delaware corporation

ATTEST:



By:___________________________     By:________________________________

Its:__________________________     Its:_______________________________